UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2021

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (724) 416-8300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.01 par value	CEIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2021, the Company borrowed the proceeds of tax exempt bonds issued by the Pennsylvania Economic Development Financing Authority (“PEDFA”) in the aggregate principal amount $75,000,000 (the “PEDFA Bonds”). The PEDFA Bonds bear interest at a fixed rate of 9.00% for an initial term of seven years. The PEDFA Bonds mature on April 1, 2051, but are subject to mandatory purchase by the Company on April 13, 2028, at the expiration of the initial term rate period. The PEDFA Bonds will be remarketed following the mandatory purchase at a new interest rate to be determined at that time.

The Company will use the proceeds of the PEDFA Bonds to finance the cost of the acquisition, construction, improving, installation, and/or equipping of a certain solid waste disposal facilities, such as refuse preparation, handling, collection, conveyance and processing systems, impoundment areas and related assets, equipment and improvements, located at the Bailey Preparation Plant in West Finley, Pennsylvania.

The PEDFA Bonds were issued pursuant to an indenture (the “Indenture”) dated as of April 1, 2021, by and between PEDFA and Wilmington Trust, N.A., a national banking association, as trustee (the “Trustee”). PEDFA made a loan of the proceeds of the PEDFA Bonds to the Company pursuant to a Loan Agreement (the “Loan Agreement”) dated as of April 1, 2021 between PEDFA and the Company. Under the terms of the Loan Agreement, the Company agreed to make all payments of principal, interest and other amounts at any time due on the PEDFA Bonds or under the Indenture. PEDFA assigned its rights as lender under the Loan Agreement, excluding certain reserved rights, to the Trustee. Certain subsidiaries of the Company (the “Guarantors”) executed a Guaranty Agreement (the “Guaranty”) dated as of April 1, 2021 in favor of the Trustee, guarantying the obligations of the Company under the Loan Agreement to pay the PEDFA Bonds when and as due. The obligations of the Company under the Loan Agreement and of the Guarantors under the Guaranty are secured by second priority liens on substantially all of the assets of the Company and the Guarantors on parity with the Company’s 11.00% Senior Secured Second Lien Notes due 2025 (the “Second Lien Notes”). During the initial interest term, the PEDFA Bonds may be redeemed only on a make-whole basis at a redemption price equal to the present value on the redemption date of all remaining principal due or to become due through the end of the initial seven year term rate period.

The Loan Agreement and Guaranty incorporate by reference covenants in the Company’s indenture under which the Second Lien Notes were issued, which limit the ability of the Company and the Guarantors, to (i) incur, assume or guarantee additional indebtedness or issue preferred stock; (ii) create liens to secure indebtedness; (iii) declare or pay dividends on the Company’s common stock, redeem stock or make other distributions to the Company’s stockholders; (iv) make investments; (v) restrict dividends, loans or other asset transfers from the Company’s restricted subsidiaries; (vi) merge or consolidate, or sell, transfer, lease or dispose of substantially all of the Company’s assets; (vii) sell or otherwise dispose of certain assets, including equity interests in subsidiaries; (viii) enter into transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the PEDFA Bonds achieve an investment grade rating from both of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and no default under the Indenture exists and there are no longer any Second Lien Notes outstanding, many of the foregoing covenants will terminate and cease to apply. The Indenture also contains customary events of default, including (i) default in the payment when due of principal and interest on the PEDFA Bonds whether at maturity, upon redemption or otherwise; (iii) covenant defaults, (iv) cross-defaults to certain indebtedness and (v) certain events of bankruptcy or insolvency with respect to the Company or any of the Guarantors. If an event of default occurs and is continuing, the Trustee may, and at the direction of the holders of at least 66 2/3% in aggregate principal amount of the then outstanding PEDFA Bonds is required to, declare the PEDFA Bonds to be due and payable immediately.

While the PEDFA Bonds bear interest at a term rate, whether the initial term rate period or a subsequent one, if the Company experiences certain kinds of changes of control or asset dispositions, holders of the PEDFA Bonds will be entitled to receive an offer from Company to repurchase all or any part of their PEDFA Bonds on the terms set forth in the Indenture, subject to the Company’s right to redeem the PEDFA Bonds. The Company will offer to make a cash payment equal to 101% in the case of a change of control, and 100% in the case of asset dispositions, of the aggregate principal amount of the repurchased PEDFA Bonds, plus accrued and unpaid interest on the PEDFA Bonds repurchased to, but not including, the date of purchase, subject to the rights of holders of the PEDFA Bonds on the relevant record date to receive interest due on the relevant interest payment date.

The forgoing descriptions of the Indenture, the Loan Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the Indenture, the Loan Agreement and the Guaranty, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of April 1, 2021, among CONSOL Energy Inc., the subsidiary guarantors party thereto and Wilmington Trust, N.A., as trustee.

4.2	Loan Agreement, dated as of April 1, 2021, between the Pennsylvania Economic Development Financing Authority and the Company.

4.3	Guaranty Agreement, dated as of April 1, 2021, among the subsidiary guarantors of CONSOL Energy Inc. and Wilmington Trust, N.A., as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL Energy Inc.
(Registrant)

By:	/s/ Martha A. Wiegand
Martha A. Wiegand
General Counsel and Secretary

Dated: April 19, 2021